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                                                                     EXHIBIT 4.3



                  SECOND AMENDED AND RESTATED PLEDGE AGREEMENT


     THIS SECOND AMENDED AND RESTATED PLEDGE AGREEMENT, dated as of the 29th day of June, 1998 (this "Agreement"), is made by LASON, INC., a Delaware corporation (the "Pledgor"), in favor of FIRST UNION NATIONAL BANK, as agent for the banks and other financial institutions (collectively, the "Lenders") under to the Credit Agreement referred to below (in such capacity, the "Agent"), for the benefit of the Secured Parties (as hereinafter defined). Capitalized terms used herein without definition shall have the meanings given to them in the Credit Agreement referred to below.


                                    RECITALS

     A. The Pledgor, the Lenders and the Agent entered into a Second Amended and Restated Loan Agreement dated as of the date hereof (as amended, modified, renewed, supplemented, restated or replaced from time to time, the "Credit Agreement"), pursuant to which the Lenders have agreed to extend revolving loans aggregating up to $150,000,000, which amount may be increased to an amount aggregating up to $200,000,000 pursuant to the terms of the Credit Agreement, to the Pledgor. Capitalized terms that are not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

     B. The Pledgor, the Lenders and the Agent have heretofore entered into an Amended and Restated Guarantor Pledge Agreement dated February 21, 1997 (the "Amended and Restated Pledge Agreement"). This Agreement is an amendment to, and is in substitution and replacement of the Pledgor's Amended and Restated Pledge Agreement.

     C. As a condition to the extension of credit to the Pledgor under the Credit Agreement, the Lenders are requiring, among other things, that the Pledgor secure the Pledgor's obligations under the Credit Agreement through a pledge of the Pledgor's stock in its Subsidiaries as provided herein.

     D. The Secured Parties are relying on this Agreement in their decision to extend credit to the Pledgor under the Credit Agreement, and would not enter into the Credit Agreement without the execution and delivery of this Agreement by the Pledgor.



                             STATEMENT OF AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, to induce the Secured Parties to enter into the Credit Agreement and to induce the Lenders to extend credit to the Pledgor thereunder, the Pledgor hereby agrees as follows:


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     1. Pledge and Grant of Security Interest. The Pledgor hereby pledges, assigns and delivers to the Agent, for the ratable benefit of the Lenders (including the Issuing Lender in its capacity as such, and including any Lender in its capacity as a counterparty to any Hedge Agreement with the Pledgor) and the Agent (collectively, the "Secured Parties"), and grants to the Agent, for the ratable benefit of the Secured Parties, a Lien upon and security interest in, all of the Pledgor's right, title and interest in and to the following, in each case whether now owned or existing or hereafter acquired or arising (collectively, the "Collateral"):

               (i) all of the issued and outstanding shares, interests or other equivalents of capital stock of the Subsidiaries as of the date hereof, at any time now or hereafter owned by the Pledgor, whether voting or non-voting and whether common or preferred; all partnership, joint venture, limited liability company or other Pledged Interests in the Subsidiaries as of the date hereof, at any time now or hereafter owned by the Pledgor; all options, warrants and other rights to acquire, and all securities convertible into, any of the foregoing; all rights to receive interest, income, dividends, distributions, returns of capital and other amounts (whether in cash, securities, property, or a combination thereof), and all additional stock, warrants, options, securities, interests and other property, from time to time paid or payable or distributed or distributable in respect of any of the foregoing (but subject to the provisions of Section 7), including, without limitation, all rights of the Pledgor to receive amounts due and to become due under or in respect of any partnership agreement, joint venture agreement, limited liability company operating agreement, stockholders agreement or other agreement creating, governing or evidencing any Pledged Interests and to which the Pledgor is now or hereafter becomes a party, as any such agreement may be amended, modified, supplemented, restated or replaced from time to time (collectively, "Ownership Agreements") or upon the termination thereof; all rights of access to the books and records of the Subsidiaries; and all other rights, powers, privileges, interests, claims and other property in any manner arising out of or relating to any of the foregoing, of whatever kind or character (including any tangible or intangible property or interests therein), and whether provided by contract or granted or available under applicable law in connection therewith, including, without limitation, the Pledgor's right to vote and to manage and administer the business of the Subsidiaries pursuant to any applicable Ownership Agreement; together with all certificates, instruments and entries upon the books of financial intermediaries at any time evidencing any of the foregoing, in each case whether now owned or existing or hereafter acquired or arising (collectively, the "Pledged Interests"); and

               (ii) any and all proceeds (as defined in the Uniform Commercial
         Code) of or from any and all of the foregoing and, to the extent not otherwise included in the foregoing, (y) all payments under any insurance (whether or not the Agent is the loss payee thereunder), indemnity, warranty or guaranty with respect to any of the foregoing Collateral and (z) all other amounts from time to time paid or payable under or with respect to any of the foregoing Collateral (collectively, "Proceeds"). For purposes of this Agreement, the term "Proceeds" includes whatever is receivable or received when Collateral or Proceeds are sold, exchanged, collected or otherwise disposed of, whether voluntarily or involuntarily.



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     2. Security for Secured Obligations. This Agreement and the Collateral
secure the full and prompt payment, at any time and from time to time as and when due (whether at the stated maturity, by acceleration or otherwise), of all liabilities and obligations of the Pledgor, whether now existing or hereafter incurred, created or arising and whether direct or indirect, absolute or contingent, due or to become due, under, arising out of or in connection with the Credit Agreement, or any of the other Credit Documents to which it is or hereafter becomes a party; and (i) all such liabilities and obligations that, but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, would become due, and (ii) all fees, costs and expenses payable by the Pledgor under Section 11 (the liabilities and obligations of the Pledgor described in this Section 2, collectively, the "Secured Obligations").

     3. Representations and Warranties. The Pledgor represents and warrants as follows:

     (a) As of the date hereof, (i) the Pledged Interests required to be pledged hereunder by the Pledgor consist of the number and type of shares of capital stock (in the case of issuers that are corporations) or the percentage and type of other Pledged Interests (in the case of issuers other than corporations) as described beneath in Part I of Annex A. All of the Pledged Interests have been duly and validly issued and are fully paid and nonassessable (or, in the case of partnership, limited liability company or similar Pledged Interests, not subject to any capital call or other additional capital requirement) and not subject to any preemptive rights, warrants, options or similar rights or restrictions in favor of third parties or any contractual or other restrictions upon transfer.

     (b) The Pledgor owns all Collateral purported to be pledged by it hereunder, free and clear of any Liens except for the Liens granted to the Agent, for the benefit of the Secured Parties, pursuant to this Agreement. No security agreement, financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any government or public office, and the Pledgor has not filed or consented to the filing of any such statement or notice.

     (c) This Agreement, together with (i) in the case of uncertificated Pledged Interests, registration of transfer thereof to the Agent on the issuer's books or the execution by the issuer of a control agreement satisfying the requirements of Section 8-106 (or its successor provision) of the Uniform Commercial Code, and (ii) the delivery to the Agent of all stock certificates and instruments included in the Collateral (and assuming continued possession thereof by the Agent), creates, and at all times shall constitute, a valid and perfected security interest in and Lien upon the Collateral in favor of the Agent, for the benefit of the Secured Parties, to the extent a security interest therein can be perfected by such filings or possession, as applicable, superior and prior to the rights of all other Persons therein (except for the security interest created by this Agreement), and no other or additional filings, registrations, recordings or actions are or shall be necessary or appropriate in order to maintain the perfection and priority of such Lien and security interest.

     (d) No authorization, consent or approval of, or declaration or filing with, any Governmental Authority is required for the valid execution, delivery and performance by the Pledgor of this Agreement, the grant by it of the Lien and security interest in favor of the Agent provided for herein, or the exercise by the Agent of its rights and remedies hereunder, except for


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such filings and approvals as may be required in connection with a disposition of any of the Pledged Interests by laws affecting the offering and sale of securities generally.

     (e) There are no statutory or regulatory restrictions, prohibitions or limitations on the Pledgor's ability to grant to the Agent a Lien upon and security interest in the Collateral pursuant to this Agreement or on the exercise by the Agent of its rights and remedies hereunder (including any foreclosure upon or collection of the Collateral), and there are no contractual restrictions on the Pledgor's ability so to grant such Lien and security interest.

     4. Delivery of Collateral. All certificates or instruments representing or evidencing any Collateral shall be delivered to and held by or on behalf of the Agent pursuant hereto, shall be in form suitable for transfer by delivery and shall be delivered together with undated stock powers duly executed in blank, appropriate endorsements or other necessary instruments of registration, transfer or assignment, duly executed and in form and substance satisfactory to the Agent, and in each case such other instruments or documents as the Agent may reasonably request.

     5. Certain Covenants. (a) If the Pledgor shall, at any time and from time to time after the date hereof, acquire any additional capital stock or other Pledged Interests of the types described in the definition of the term "Pledged Interests," the same shall be automatically deemed to be Pledged Interests hereunder, respectively, and to be pledged to the Agent pursuant to Section 1, and the Pledgor will forthwith pledge and deposit the same with the Agent and deliver to the Agent any certificates or instruments therefor, together with the endorsement of the Pledgor (in the case of any promissory notes or other instruments), undated stock powers (in the case of Pledged Interests evidenced by certificates) or other necessary instruments of transfer or assignment, duly executed in blank and in form and substance satisfactory to the Agent, together with such other certificates and instruments as the Agent may reasonably request (including Uniform Commercial Code financing statements or appropriate amendments thereto), and will promptly thereafter deliver to the Agent a fully completed and duly executed amendment to this Agreement in the form of Exhibit A (each, a "Pledge Amendment") in respect thereof. The Pledgor hereby authorizes the Agent to attach each such Pledge Amendment to this Agreement, and agrees that all such Collateral listed on any Pledge Amendment shall for all purposes be deemed Collateral hereunder and shall be subject to the provisions hereof; provided that the failure of the Pledgor to execute and deliver any Pledge Amendment with respect to any such additional Collateral as required hereinabove shall not impair the security interest of the Agent in such Collateral or otherwise adversely affect the rights and remedies of the Agent hereunder with respect thereto.

     (b) If any Pledged Interests (whether now owned or hereafter acquired) included in the Collateral are "uncertificated securities" within the meaning of the Uniform Commercial Code or are otherwise not evidenced by any certificate or instrument, the Pledgor will promptly notify the Agent thereof and will promptly take and cause to be taken, all actions required under Articles 8 and 9 of the Uniform Commercial Code and any other applicable law, to enable the Agent to acquire "control" of such uncertificated securities (within the meaning of such term under Section 8-106 (or its successor provision) of the Uniform Commercial Code) and as may be otherwise necessary or deemed appropriate by the Agent to perfect the security interest of the Agent therein.



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     (c) The Pledgor will not sell or otherwise dispose of, grant any option with respect to, or mortgage, pledge, grant any Lien with respect to or otherwise encumber any of the Collateral or any interest therein, except for the security interest created in favor of the Agent hereunder and except as may be otherwise expressly permitted in accordance with the terms of this Agreement and the Credit Agreement (including any applicable provisions therein regarding delivery of proceeds of sale or disposition to the Agent).

     (d) The Pledgor will cause the Pledged Interests in its Subsidiaries pledged hereunder to constitute at all times 100% of the capital stock or other Pledged Interests in its Subsidiaries, and unless the Agent shall have given its prior written consent, the Pledgor will not cause or permit its Subsidiaries to issue or sell any new capital stock, any warrants, options or rights to acquire the same, or other Pledged Interests of any nature to any Person other than the Pledgor, or cause, permit or consent to the admission of any other Person as a stockholder, partner or member of any such issuer.

     (e) The Pledgor agrees that it will, at its own cost and expense, take any and all actions necessary to warrant and defend the right, title and interest of the Secured Parties in and to the Collateral against the claims and demands of all other Persons.

     6. Voting Rights. So long as no Event of Default shall have occurred and be continuing, the Pledgor shall be entitled to exercise all voting and other consensual rights pertaining to its Pledged Interests (subject to its obligations under Section 5(a)), and for that purpose the Agent will execute and deliver or cause to be executed and delivered to the Pledgor all such proxies and other instruments as the Pledgor may reasonably request in writing to enable the Pledgor to exercise such voting and other consensual rights; provided, however, that the Pledgor will not cast any vote, give any consent, waiver or ratification, or take or fail to take any action, in any manner that would, or could reasonably be expected to, violate or be inconsistent with any of the terms of this Agreement, the Credit Agreement, or any other Credit Document, or have the effect of impairing the position or interests of the Agent or any other Secured Party.

     7. Dividends and Other Distributions. So long as no Event of Default shall have occurred and be continuing (or would occur as a result thereof), and except as provided otherwise herein, all interest, income, dividends, distributions and other amounts payable in cash in respect of the Pledged Interests may be paid to and retained by the Pledgor; provided, however, that all such interest, income, dividends, distributions and other amounts shall, at all times after the occurrence and during the continuance of an Event of Default, be paid to the Agent and retained by it as part of the Collateral (except to the extent applied upon receipt to the repayment of the Secured Obligations). The Agent shall also be entitled at all times (whether or not during the continuance of an Event of Default) to receive directly, and to retain as part of the Collateral, (i) all interest, income, dividends, distributions or other amounts paid or payable in cash or other property in respect of any Pledged Interests in connection with the dissolution, liquidation, recapitalization or reclassification of the capital of the applicable issuer to the extent representing (in the reasonable judgment of the Agent) an extraordinary, liquidating or other distribution in return of capital, (ii) all additional Pledged Interests or other securities or property (other than cash) paid or payable or distributed or distributable in respect of any Pledged Interests in connection with any noncash dividend, distribution, return of capital, spin-off, stock split, split-up,



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reclassification, combination of shares or interests or similar rearrangement, and (iii) without affecting any restrictions against such actions contained in the Credit Agreement, all additional Pledged Interests or other securities or property (including cash) paid or payable or distributed or distributable in respect of any Pledged Interests in connection with any consolidation, merger, exchange of securities, liquidation or other reorganization. All interest, income, dividends, distributions or other amounts that are received by the Pledgor in violation of the provisions of this Section shall be received in trust for the benefit of the Agent, shall be segregated from other property or funds of the Pledgor and shall be forthwith delivered to the Agent as Collateral in the same form as so received (with any necessary endorsements).

     8. Remedies. If an Event of Default shall have occurred and be continuing, the Agent shall be entitled to exercise in respect of the Collateral all of its rights, powers and remedies provided for herein or otherwise available to it under any other Credit Document, by law, in equity or otherwise, including all rights and remedies of a secured party under the Uniform Commercial Code, and shall be entitled in particular, but without limitation of the foregoing, to exercise the following rights, which the Pledgor agrees to be commercially reasonable:

     (a) To notify the parties obligated on any of the Collateral of the security interest in favor of the Agent created hereby and to direct all such Persons to make payments of all amounts due thereon or thereunder directly to the Agent or to an account designated by the Agent; and in such instance and from and after such notice, all amounts and Proceeds (including wire transfers, checks and other instruments) received by the Pledgor in respect of any Collateral shall be received in trust for the benefit of the Agent hereunder, shall be segregated from the other funds of the Pledgor and shall be forthwith deposited into such account or paid over or delivered to the Agent in the same form as so received (with any necessary endorsements or assignments), to be held as Collateral and applied to the Secured Obligations as provided herein;

     (b) To transfer to or register in its name or the name of any of its agents or nominees all or any part of the Collateral, without notice to the Pledgor and with or without disclosing that such Collateral is subject to the security interest created hereunder;

     (c) To exercise (i) all voting, consensual and other rights and powers pertaining to the Pledged Interests (whether or not transferred into the name of the Agent), at any meeting of shareholders, partners, members or otherwise, and (ii) any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to the Pledged Interests as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Interests upon the merger, consolidation, reorganization, reclassification, combination of shares or interests, similar rearrangement or other similar fundamental change in the structure of the applicable issuer, or upon the exercise by the Pledgor or the Agent of any right, privilege or option pertaining to such Pledged Interests), and in connection therewith, the right to deposit and deliver any and all of the Pledged Interests with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Agent may determine, and give all consents, waivers and ratifications in respect of the Pledged Interests, all without liability except to account for any property actually received by it, but the Agent shall have no duty to exercise any such right, privilege or option or give any such consent, waiver or ratification and shall not be responsible for any failure to do so or delay in



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so doing; and for the foregoing purposes the Pledgor will promptly execute and deliver or cause to be executed and delivered to the Agent, upon request, all such proxies and other instruments as the Agent may reasonably request to enable the Agent to exercise such rights and powers; AND IN FURTHERANCE OF THE FOREGOING AND WITHOUT LIMITATION THEREOF, THE PLEDGOR HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS THE AGENT AS THE TRUE AND LAWFUL PROXY AND ATTORNEY-IN-FACT OF THE PLEDGOR, WITH FULL POWER OF SUBSTITUTION IN THE PREMISES, TO EXERCISE ALL SUCH VOTING, CONSENSUAL AND OTHER RIGHTS AND POWERS TO WHICH ANY HOLDER OF ANY PLEDGED INTERESTS WOULD BE ENTITLED BY VIRTUE OF HOLDING THE SAME, WHICH PROXY AND POWER OF ATTORNEY, BEING COUPLED WITH AN INTEREST, IS IRREVOCABLE AND SHALL BE EFFECTIVE FOR SO LONG AS THIS AGREEMENT SHALL BE IN EFFECT; and

     (d) To sell, resell, assign and deliver, in its sole discretion, all or any of the Collateral, in one or more parcels, on any securities exchange on which any Pledged Interests may be listed, at public or private sale, at any of the Agent's offices or elsewhere, for cash, upon credit or for future delivery, at such time or times and at such price or prices and upon such other terms as the Agent may deem satisfactory. If any of the Collateral is sold by the Agent upon credit or for future delivery, the Agent shall not be liable for the failure of the purchaser to purchase or pay for the same and, in the event of any such failure, the Agent may resell such Collateral. In no event shall the Pledgor be credited with any part of the Proceeds of sale of any Collateral until and to the extent cash payment in respect thereof has actually been received by the Agent. Each purchaser at any such sale shall hold the property sold absolutely, free from any claim or right of whatsoever kind, including any equity or right of redemption of the Pledgor, and the Pledgor hereby expressly waives all rights of redemption, stay or appraisal, and all rights to require the Agent to marshal any assets in favor of the Pledgor or any other party or against or in payment of any or all of the Secured Obligations, that it has or may have under any rule of law or statute now existing or hereafter adopted. No demand, presentment, protest, advertisement or notice of any kind (except any notice required by law, as referred to below), all of which are hereby expressly waived by the Pledgor, shall be required in connection with any sale or other disposition of any part of the Collateral. If any notice of a proposed sale or other disposition of any part of the Collateral shall be required under applicable law, the Agent shall give the Pledgor at least ten (10) days' prior notice of the time and place of any public sale and of the time after which any private sale or other disposition is to be made, which notice the Pledgor agrees is commercially reasonable. The Agent shall not be obligated to make any sale of Collateral if it shall determine not to do so, regardless of the fact that notice of sale may have been given. The Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. Upon each public sale and, to the extent permitted by applicable law, upon each private sale, the Agent may purchase all or any of the Collateral being sold, free from any equity, right of redemption or other claim or demand, and may make payment therefor by endorsement and application (without recourse) of the Secured Obligations in lieu of cash as a credit on account of the purchase price for such Collateral.



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     9. Application of Proceeds. (a) All Proceeds collected by the Agent upon any sale, other disposition of or realization upon any of the Collateral, together with all other moneys received by the Agent hereunder, shall be applied as follows:

        (i) first, to the payment of all costs and expenses of such sale, disposition or other realization, including the reasonable costs and expenses of the Agent and the reasonable fees and expenses of its agents and counsel, all amounts advanced by the Agent for the account of the Pledgor, and all other amounts payable to the Agent under Section 11;

        (ii) second, after payment in full of the amounts specified in clause
     (i) above, to the ratable payment of all other Secured Obligations owing to the Secured Parties; and

        (iii) third, after payment in full of the amounts specified in clauses
     (i) and (ii) above, and following the termination of this Agreement, to the Pledgors or any other Person lawfully entitled to receive such surplus.

     (b) For purposes of applying amounts in accordance with this Section, the Agent shall be entitled to rely upon any Secured Party that has entered into a Hedge Agreement with the Pledgor for a determination (which such Secured Party agrees to provide or cause to be provided upon request of the Agent) of the outstanding Secured Obligations owed to such Secured Party under any such Hedge Agreement. Unless it has actual knowledge (including by way of written notice from any such Secured Party) to the contrary, the Agent, in acting hereunder, shall be entitled to assume that no Hedge Agreements or Secured Obligations in respect thereof are in existence between any Secured Party and the Pledgor.

     (c) The Pledgor shall remain liable to the extent of any deficiency between the amount of all Proceeds realized upon sale or other disposition of the Collateral pursuant to this Agreement and the aggregate amount of the sums referred to in clauses (i) and (ii) of subsection (a) above. Upon any sale of any Collateral hereunder by the Agent (whether by virtue of the power of sale herein granted, pursuant to judicial proceeding, or otherwise), the receipt of the Agent or the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Agent or such officer or be answerable in any way for the misapplication thereof.

     (d) Upon the occurrence and during the continuance of an Event of Default, the Agent shall have the right to cause to be established and maintained, at its principal office or such other location or locations as it may establish from time to time in its discretion, one or more accounts (collectively, "Collateral Accounts") for the collection of cash Proceeds of the Collateral. Such Proceeds, when deposited, shall continue to constitute Collateral for the Secured Obligations and shall not constitute payment thereof until applied as herein provided. The Agent shall have sole dominion and control over all funds deposited in any Collateral Account, and such funds may be withdrawn therefrom only by the Agent. Upon the occurrence and during the continuance of an Event of Default, the Agent shall have the right to (and, if directed by the Required Lenders



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pursuant to the Credit Agreement, shall) apply amounts held in the Collateral
Accounts in payment of the Secured Obligations in the manner provided for in subsection (a) above.

     10. Registration; Private Sales. (a) If, at any time after the occurrence and during the continuance of an Event of Default, the Pledgor shall have received from the Agent a written request or requests that the Pledgor cause any registration, qualification or compliance under any federal or state securities law or laws to be effected with respect to all or any part of the Pledged Interests, the Pledgor will, as soon as practicable and at its expense, use its best efforts to cause such registration to be effected and be kept effective and will use its best efforts to cause such qualification and compliance to be effected and be kept effective as may be so requested and as would permit or facilitate the sale and distribution of such Pledged Interests, including, without limitation, registration under the Securities Act of 1933, as amended (the "Securities Act"), appropriate qualifications under applicable blue sky or other state securities laws and appropriate compliance with any other applicable requirements of Governmental Authorities; provided, that the Agent shall furnish to the Pledgor such information regarding the Agent as the Pledgor may reasonably request in writing and as shall be required in connection with any such registration, qualification or compliance. The Pledgor will cause the Agent to be kept reasonably advised in writing as to the progress of each such registration, qualification or compliance and as to the completion thereof, will furnish to the Agent such number of prospectuses, offering circulars or other documents incident thereto as the Agent from time to time may reasonably request, and will indemnify the Agent and all others participating in the distribution of such Pledged Interests against all claims, losses, damages and liabilities caused by any untrue statement (or alleged untrue statement) of a material fact contained therein (or in any related registration statement, notification or the like) or by any omission (or alleged omission) to state therein (or in any related registration statement, notification or the like) a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same may have been caused by an untrue statement or omission based upon information furnished in writing to the Pledgor by the Agent or any other Secured Party expressly for use therein.

     (b) The Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws as in effect from time to time, the Agent may be compelled, with respect to any sale of all or any part of the Pledged Interests conducted without registration or qualification under the Securities Act and such state securities laws, to limit purchasers to any one or more Persons who will represent and agree, among other things, to acquire such Pledged Interests for their own account, for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges that any such private sales may be made in such manner and under such circumstances as the Agent may deem necessary or advisable in its sole and absolute discretion, including at prices and on terms less favorable than those obtainable through a public sale without such restrictions (including, without limitation, a public offering made pursuant to a registration statement under the Securities Act), and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and agrees that the Agent shall have no obligation to conduct any public sales and no obligation to delay the sale of any Pledged Interests for the period of time necessary to permit its registration for public sale under the Securities Act and applicable state securities laws, and shall not have any responsibility or liability as a result of its election so not to conduct any such public sales or delay the sale of any Pledged Interests, notwithstanding the



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possibility that a substantially higher price might be realized if the sale were deferred until after such registration. The Pledgor hereby waives any claims against the Agent or any other Secured Party arising by reason of the fact that the price at which any Pledged Interests may have been sold at any private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Agent accepts the first offer received and does not offer such Pledged Interests to more than one offeree.

     (c) The Pledgor agrees that a breach of any of the covenants contained in this Section will cause irreparable injury to the Agent and the other Secured Parties, that the Agent and the other Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section shall be specifically enforceable against the Pledgors.

     11. Indemnity and Expenses. The Pledgor agrees:

     (a) To indemnify and hold harmless the Agent, each other Secured Party and each of their respective directors, officers, employees, agents and affiliates from and against any and all claims, damages, demands, losses, obligations, judgments and liabilities (including, without limitation, reasonable attorneys' fees and expenses) in any way arising out of or in connection with this Agreement and the transactions contemplated hereby, except to the extent the same shall arise as a result of the gross negligence or willful misconduct of the party seeking to be indemnified; and

     (b) To pay and reimburse the Agent upon demand for all reasonable costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) that the Agent may incur in connection with (i) the custody, use or preservation of, or the sale of, collection from or other realization upon, any of the Collateral, including the reasonable expenses of re-taking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, (ii) the exercise or enforcement of any rights or remedies granted hereunder (including, without limitation, under Sections 8 and 10), under any of the other Credit Documents or otherwise available to it (whether at law, in equity or otherwise), or (iii) the failure by the Pledgor to perform or observe any of the provisions hereof. The provisions of this Section shall survive the execution and delivery of this Agreement, the repayment of any of the Secured Obligations, the termination of the Commitments and the termination or expiration of all Letters of Credit under the Credit Agreement, the termination of this Agreement or any other Credit Document, and the termination of, and settlement of the Pledgor's obligations under, any Hedge Agreement to which the Pledgor and any Lender are parties.

     12. The Agent; Standard of Care. The Agent will hold all items of the Collateral at any time received under this Agreement in accordance with the provisions hereof. The obligations of the Agent as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement and the other Credit Documents, are only those expressly set forth in this Agreement and the other Credit Documents. The Agent shall act hereunder at the direction, or with the consent, of the Required Lenders on the terms and conditions set forth in the Credit Agreement. The powers conferred on the Agent hereunder are solely to protect its interest, on behalf of the Secured Parties, in the Collateral, and shall not impose any duty upon it to exercise any such powers. Except for treatment of the Collateral in its possession in a manner substantially equivalent to that which the Agent, in its individual capacity, accords its own property of a similar nature, and the accounting for moneys actually received by it hereunder, the Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to the Collateral. Neither the Agent nor any other Secured Party shall be liable to the Pledgor (i) for any loss or damage sustained by the Pledgor, or (ii) for any loss, damage, depreciation or other diminution in the value of any of the Collateral that may occur as a result of or in connection with or that is in any way related to any exercise by the Agent or any other Secured Party of any right or remedy under this Agreement, any failure to demand, collect or realize upon any of the Collateral or any delay in doing so, or any other act or failure to act on the part of the Agent or any other Secured Party, except to the extent that the same is caused by its own gross negligence or willful misconduct.

     13. Further Assurances; Attorney-in-Fact. (a) The Pledgor agrees that it will join with the Agent to execute and, at its own expense, file and refile under the Uniform Commercial Code such financing statements, continuation statements and other documents and instruments in such offices as the Agent may reasonably deem necessary or appropriate, and wherever required or permitted by law, in order to perfect and preserve the Agent's security interest in the Collateral, and hereby authorizes the Agent to file financing statements and amendments thereto relating to all or any part of the Collateral without the signature of the Pledgor where permitted by law, and agrees to do such further acts and things and to execute and deliver to the Agent such additional conveyances, assignments, agreements and instruments as the Agent may reasonably require or deem advisable to perfect, establish, confirm and maintain the security interest and Lien provided for herein, to carry out the purposes of this Agreement or to further assure and confirm unto the Agent its rights, powers and remedies hereunder.

     (b) The Pledgor hereby irrevocably appoints the Agent its lawful attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor, the Agent or otherwise, and with full power of substitution in the premises (which power of attorney, being coupled with an interest, is irrevocable for so long as this Agreement shall be in effect), from time to time in the Agent's discretion after the occurrence and during the continuance of an Event of Default to take any action and to execute any instruments that the Agent may deem necessary or advisable to accomplish the purpose of this Agreement, including, without limitation:

         (i) to sign the name of the Pledgor on any financing statement, continuation statement, notice or other similar document that, in the Agent's opinion, should be made or filed in order to perfect or continue perfected the security interest granted under this Agreement;

         (ii) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

         (iii) to receive, endorse and collect any checks, drafts, instruments, chattel paper and other orders for the payment of money made payable to the Pledgor representing any interest, income, dividend, distribution or other amount payable in respect of any of the Collateral and to give full discharge for the same;

         (iv) to file any claims or take any action or institute any proceedings that the Agent may deem necessary or advisable for the collection of any of the Collateral or otherwise to enforce the rights of the Agent with respect to any of the Collateral; and

         (v) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with any and all of the Collateral as fully and completely as though the Agent were the absolute owner of the Collateral for all purposes, and to do from time to time, at the Agent's option and the Pledgors' expense, all other acts and things deemed necessary by the Agent to protect, preserve or realize upon the Collateral and to more completely carry out the purposes of this Agreement.

     (c) If the Pledgor fails to perform any covenant or agreement contained in this Agreement after written request to do so by the Agent (provided that no such request shall be necessary at any time after the occurrence and during the continuance of an Event of Default), the Agent may itself perform, or cause the performance of, such covenant or agreement and may take any other action that it deems necessary and appropriate for the maintenance and preservation of the Collateral or its security interest therein, and the reasonable expenses so incurred in connection therewith shall be payable by the Pledgor under Section 11.

     14. Waivers. The Pledgor, to the greatest extent not prohibited by applicable law, hereby (i) agrees that it will not invoke, claim or assert the benefit of any rule of law or statute now or hereafter in effect (including, without limitation, any right to prior notice or judicial hearing in connection with the Agent's possession, custody or disposition of any Collateral or any appraisal, valuation, stay, extension, moratorium or redemption law), or take or omit to take any other action, that would or could reasonably be expected to have the effect of delaying, impeding or preventing the exercise of any rights and remedies in respect of the Collateral, the absolute sale of any of the Collateral or the possession thereof by any purchaser at any sale thereof, and waives the benefit of all such laws and further agrees that it will not hinder, delay or impede the execution of any power granted hereunder to the Agent, but that it will permit the execution of every such power as though no such laws were in effect, (ii) waives all rights that it has or may have under any rule of law or statute now existing or hereafter adopted to require the Agent to marshal any Collateral or other assets in favor of the Pledgor or any other party or against or in payment of any or all of the Secured Obligations, and
(iii) waives all rights that it has or may have under any rule of law or statute now existing or hereafter adopted to demand, presentment, protest, advertisement or notice of any kind (except notices expressly provided for herein).

     15. No Waiver. The rights and remedies of the Secured Parties expressly set forth in this Agreement and the other Credit Documents are cumulative and in addition to, and not exclusive of, all other rights and remedies available at law, in equity or otherwise. No failure or delay on the part of any Secured Party in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege or be construed to be a waiver of any Default or Event of Default. No course of dealing between the Pledgor and the Secured Parties or their agents or employees shall be effective to amend, modify or discharge any provision of this Agreement or any other Credit Document or to constitute a waiver of any Default or Event of Default. No notice to or demand upon the Pledgor in any case shall entitle the Pledgor to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of any Secured Party to exercise any right or remedy or take any other or further action in any circumstances without notice or demand.

     16. Pledgor's Obligations Absolute. The Pledgor agrees that its obligations hereunder, and the security interest granted to and all rights, remedies and powers of the Agent hereunder, are irrevocable, absolute and unconditional and shall not be discharged, limited or otherwise affected by reason of any of the following, whether or not the Pledgor has knowledge thereof:


         (i) any change in the time, manner or place of payment of, or in any other term of, any Secured Obligations, or any amendment, modification or supplement to, restatement of, or consent to any rescission or waiver of or departure from, any provisions of the Credit Agreement, any other Credit Document or any agreement or instrument delivered pursuant to any of the foregoing;

         (ii) the invalidity or unenforceability of any Secured Obligations or any provisions of the Credit Agreement, any other Credit Document or any agreement or instrument delivered pursuant to any of the foregoing;

         (iii) the addition of pledgors hereunder or the taking, acceptance or release of any Secured Obligations or additional Collateral or other security therefor;

         (iv) any sale, exchange, release, substitution, compromise, nonperfection or other action or inaction in respect of any Collateral or other direct or indirect security for any Secured Obligations, or any discharge, modification, settlement, compromise or other action or inaction in respect of any Secured Obligations;

         (v) any agreement not to pursue or enforce or any failure to pursue or enforce (whether voluntarily or involuntarily as a result of operation of law, court order or otherwise) any right or remedy in respect of any Secured Obligations or any Collateral or other security therefor, or any failure to create, protect, perfect, secure, insure, continue or maintain any Liens in any such Collateral or other security;

         (vi) the exercise of any right or remedy available under the Credit Documents, at law, in equity or otherwise in respect of any Collateral or other security for any Secured Obligations, in any order and by any manner thereby permitted, including, without limitation, foreclosure on any such Collateral or other security by any manner of sale thereby permitted, whether or not every aspect of such sale is commercially reasonable;


         (vii) any bankruptcy, reorganization, arrangement, liquidation, insolvency, dissolution, termination, reorganization or like change in the corporate structure or existence of the Pledgor or any other Person directly or indirectly liable for any Secured Obligations;

         (viii) any manner of application of any payments by or amounts received or collected from any Person, by whomsoever paid and howsoever realized, whether in reduction of any Secured Obligations or any other obligations of the Pledgor or any other Person directly or indirectly liable for any Secured Obligations, regardless of what Secured Obligations may remain unpaid after any such application; or

         (ix) any other circumstance that might otherwise constitute a legal or equitable discharge of, or a defense, set-off or counterclaim available to, the Pledgor or a surety or guarantor generally, other than the occurrence of all of the following: (x) the payment in full of the Secured Obligations, (y) the termination of the Commitments and the termination or expiration of all Letters of Credit under the Credit Agreement, and (z) the termination of, and settlement of all obligations of the Pledgor under, each Hedge Agreement to which the Pledgor and any Lender are parties (the events in clauses (x), (y) and (z) above, collectively, the "Termination Requirements").

     17. Enforcement. By its acceptance of the benefits of this Agreement, each Lender agrees that this Agreement may be enforced only by the Agent, acting upon the instructions or with the consent of the Required Lenders as provided for in the Credit Agreement, and that no Lender shall have any right individually to enforce or seek to enforce this Agreement or to realize upon any Collateral or other security given to secure the payment and performance of the Secured Obligations.


     18. Amendments, Waivers, etc. No amendment, modification, waiver, discharge or termination of, or consent to any departure by the Pledgor from, any provision of this Agreement, shall be effective unless in a writing executed and delivered in accordance with Section 11.6 of the Credit Agreement, and then the same shall be effective only in the specific instance and for the specific purpose for which given.


     19. Continuing Security Interest; Term; Successors and Assigns; Assignment; Termination and Release; Survival. This Agreement shall create a continuing security interest in the Collateral and shall secure the payment and performance of all of the Secured Obligations as the same may arise and be outstanding at any time and from time to time from and after the date hereof, and shall (i) remain in full force and effect until the occurrence of the Termination Requirements, (ii) be binding upon and enforceable against the Pledgor and its successors and assigns (provided, however, that the Pledgor may not sell, assign or transfer any of its rights, interests, duties or obligations hereunder without the prior written consent of the Lenders) and
(iii) inure to the benefit of and be enforceable by each Secured Party and its successors and assigns. Upon any sale or other disposition by the Pledgor of any Collateral in a transaction expressly permitted hereunder or under or pursuant to the Credit Agreement or any other applicable Credit Document, the Lien and security interest created by this Agreement in and upon such Collateral shall be automatically released, and upon the satisfaction of all of the Termination Requirements, this Agreement and the Lien and security interest created hereby shall terminate; and in connection with any such release or termination, the Agent, at the request and expense of the Pledgor, will execute and deliver to the Pledgor such documents and instruments evidencing such release or termination as the Pledgor may reasonably request and will assign, transfer and deliver to the Pledgor, without recourse and without representation or warranty, such of the

Collateral as may then be in the possession of the Agent (or, in the case of any partial release of Collateral, such of the Collateral so being released as may be in its possession). All representations, warranties, covenants and agreements herein shall survive the execution and delivery of this Agreement and any Pledge Amendment or Pledge Accession.

     20. Additional Pledgors. The Pledgor recognizes that the provisions of the Credit Agreement require certain Persons that become Subsidiaries of the Pledgor, and that are not already parties thereto, to execute and deliver a Pledge Accession, whereupon each such Person shall become a pledgor under the Second Amended and Restated Subsidiary Guaranty Agreement, dated as of the date hereof, with the same force and effect as if originally a pledgor thereunder on the date hereof, and agrees that its obligations hereunder shall not be discharged, limited or otherwise affected by reason of the same, or by reason of the Agent's actions in effecting the same or in releasing any pledgor thereunder, in each case without the necessity of giving notice to or obtaining the consent of the Pledgor.

     21. Other Terms. All terms in this Agreement that are not capitalized shall have the meanings provided by the Uniform Commercial Code to the extent the same are used or defined therein. As used in this Agreement, "Uniform Commercial Code" shall mean the Uniform Commercial Code as the same may be in effect from time to time in the State of North Carolina; provided that if, by reason of applicable law, the validity or perfection of any security interest in any Collateral granted under this Agreement is governed by the Uniform Commercial Code as in effect in a jurisdiction other than North Carolina, then as to the validity or perfection, as the case may be, of such security interest, "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect in such other jurisdiction.

     22. Notices. All notices and other communications provided for hereunder shall be given to the parties in the manner and subject to the other notice provisions set forth in the Credit Agreement.


     23. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of North Carolina (without regard to the conflicts of law provisions thereof).

     24. Severability. To the extent any provision of this Agreement is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this Agreement in any jurisdiction.

     25. Construction. The headings of the various sections and subsections of this Agreement have been inserted for convenience only and shall not in any way affect the meaning or construction of any of the provisions hereof. Unless the context otherwise requires, words in the singular include the plural and words in the plural include the singular.

     26. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed under seal by their duly authorized officers as of the date first above written.


                                       LASON, INC.


                                       By:                    GARY L. MONROE
                                          --------------------------------------
                                       Title:               PRESIDENT AND CEO
                                             -----------------------------------





Accepted and agreed to:

FIRST UNION NATIONAL BANK,
as Agent


By:       HENRY R. BIEDRZYCKI
   ----------------------------------

Title:    HENRY R. BIEDRZYCKI
      -------------------------------
             Vice President

                                            Annex A to Pledge Agreement
                                            First Union National Bank, as Agent
                                            Lason, Inc.
                                            June ______, 1998
                                            -----------------------------------



                               PLEDGED INTERESTS

                                                                                                         Percentage of
                                                                  Certificate        No. of Shares/       outstanding
                                                                   Number (if          Units (if          interests in
         Pledgor        Name of Issuer     Type of Interests      (applicable)        applicable)            Issuer
         -------        --------------     -----------------      ------------        -----------         -------------
Lason, Inc.

                                            EXHIBIT A to Pledge Agreement
                                            First Union National Bank, as Agent
                                            Lason, Inc.
                                            June ______, 1998
                                            -----------------------------------





                                PLEDGE AMENDMENT


     THIS PLEDGE AMENDMENT, dated as of _______________, _____, is delivered by LASON, INC. (the "Pledgor") pursuant to Section 5 of the Pledge Agreement referred to hereinbelow. The Pledgor hereby agrees that this Pledge Amendment may be attached to the Second Amended and Restated Pledge Agreement, dated as of June __, 1998, made by the Pledgor in favor of First Union National Bank, as Agent (as amended, modified or supplemented from time to time, the "Pledge Agreement," capitalized terms defined therein being used herein as therein defined), and that the Pledged Interests listed on Annex A to this Pledge Amendment shall be deemed to be part of the Pledged Interests within the meaning of the Pledge Agreement and shall become part of the Collateral and shall secure all of the Secured Obligations as provided in the Pledge Agreement. This Pledge Amendment and its attachments are hereby incorporated into the Pledge Agreement and made a part thereof.


                                       LASON, INC.


                                        By: ____________________________________

                                        Title: _________________________________

                                   Schedule 1


Information to be added to Annex A of the Pledge Agreement:


Pledged Interests



                                                                                                                    Percentage of
                                                                                                                     Outstanding
                                        Type of                      Certificate             No. of shares            Interests
Name of Issuer                         Interests                       Number                (if applicable)          in Issuer
--------------                         ---------                       ------                ---------------          ---------
Lason Services, Inc.                                                                                                    100%
Lason International, Inc.                                                                                               100%
